Exhibit 99.1

April 23, 2019

TO:	All Executive Officers and Directors

FROM:	Rashida La Lande, Senior Vice President, Global General Counsel and Head of CSR and Government Affairs; Corporate Secretary

RE:	Notice of Blackout Period Concerning The Kraft Heinz Company Stock, Including Stock Trades Within The Kraft Heinz Savings Plan and The Kraft Heinz Union Savings Plan
As a result of the Company’s inability to timely file its Annual Report on Form 10-K for fiscal year 2018 with the SEC, participants in the Kraft Heinz Savings Plan and the Kraft Heinz Union Savings Plan (the “Plan”) will not be able to acquire additional interests in the Kraft Heinz Stock Fund under the Plan until such time as the Company becomes current in its financial reporting obligations. This blackout period begins on April 30, 2019, and the Company currently intends that it will end as soon as reasonably practicable after the Company becomes current in its financial reporting obligations (the "Blackout Period").

Under the Section 306 of the Sarbanes-Oxley Act of 2002, as a result of the blackout described above, you will not be permitted, directly or indirectly, to purchase, sell, or otherwise acquire or transfer any equity securities of The Kraft Heinz Company (or derivative securities of those equity securities, such as stock options) during the Blackout Period. This prohibition also applies to any direct or indirect pecuniary interest you may have in such securities, such as The Kraft Heinz Company stock held by immediate family members living with you, or held in trust, or by controlled partnerships or corporations.
The prohibition on sales and other transfers applies only to equity securities of The Kraft Heinz Company (and derivatives of such securities) that you have acquired in connection with your service or employment as a director or executive officer of The Kraft Heinz Company. It is important to note that any such security you sell or otherwise transfer will be treated automatically as acquired in connection with your service or employment unless you establish that the securities were acquired from another source and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.
Importantly, there is an exception to the prohibition on purchases, sales, and other acquisitions or transfers described above for Rule 10b5-1(c) trading plans. Any purchase or sale of equity securities of The Kraft Heinz Company pursuant to a contract, instruction, or written plan entered into by you that satisfies the affirmative defense conditions of Rule 10b5-1(c) will be exempt from the prohibitions described above; provided that you did not enter into or modify the contract, instruction, or written plan during the blackout period, or while you were aware of the actual or approximate beginning or ending dates of that blackout period.
If you engage in a transaction that violates the restrictions described above, you may be required to disgorge your profits from the transaction and you may be subject to civil and criminal penalties. The SEC regulations regarding blackout period restrictions are complex. To avoid any inadvertent violations of the blackout period restrictions, please contact Rashida La Lande at (412) 456-5700 if you have any questions about your obligations. In addition, during this blackout period the trading restrictions under the Company's insider trading policy continue to apply.

This notice is being provided as soon as practicable after The Kraft Heinz Company determined that it may not be able to file its annual report within the time period prescribed pursuant to Section 10(A)(3) of the Securities Act of 1933, as amended. As documented in the attached certification, the normal 15-day advance notice was not possible due to events beyond the Company’s reasonable control.
If you have any questions or concerns regarding this notice, the blackout period or the restrictions described herein, please contact The Kraft Heinz Company, Attention: Rashida La Lande, Senior Vice President, Global General Counsel, Head of CSR and Government Affairs; Corporate Secretary at 200 East Randolph Street, Suite 7600, Chicago, Illinois 60601, or at (412) 456-5700.

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